DALE MATHESON           Partnership Of:           Robert J. Burkart, Inc.
CARR-HILTON LABONTE     Alvin F. Dale, Ltd.       James F. Carr-Hilton, Ltd.
---------------------   Robert J. Matheson, Inc.  Peter J. Donaldson, Inc.
CHARTERED ACCOUNTANTS                             R.J. LaBonte, Ltd.
                                                  Fraser G. Ross, Ltd.


February 6, 2005



U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth St. N.W.
Washington  DC  20549


Re: Aerobic Creations Inc.
    Form 10-SB12G Registration Statement
    Amendment No. 1

Dear Sirs:

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in this Form 10-SB12G
Registration Statement - Amendment No. 1, dated February 6, 2005, of the following:

Our report to the Stockholders and Board of Directors of Aerobic
Creations Inc. dated June 3, 2004 on the financial statements of the Companyas at May 31, 2004 and for the period from February 25, 2004 (inception) to May 31, 2004.


Yours truly,
/s/ Dale Matheson Carr-Hilton LaBonte
Dale Matheson Carr-Hilton LaBonte
CHARTERED ACCOUNTANTS
Vancouver, B.C.
June 3, 2004

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